UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report

(Date of earliest event reported)  June 18, 2008

MICRO COMPONENT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-22384	41-0985960
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

2340 West County Road C, St. Paul, Minnesota 55113

(651) 697-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simutaneously satify the filing obligation of the registrant under any of the following provision:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On June 18, 2008, the Company initiated an employee restructuring.  The Company will be incurring approximately $70,000 in severance costs related to the terminations. Also, salary reductions for a number of other salaried employees were announced.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 19, 2008, the Company’s Board of Directors approved the 2008 Non-Qualified Stock Option Plan for the purpose of granting options to employees and directors whose pay has been reduced.  A total of 5,000,000 shares has been reserved for the grant of options under the plan.  Options will be granted with an exercise price equal to the market value of the stock on the date of grant.  The options will vest monthly over a one-year period.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	2008 Non-Qualified Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO COMPONENT TECHNOLOGY, INC.
(Registrant)

Date: June 24, 2008

By: /s/ Bruce R. Ficks
(Bruce R. Ficks, Chief Financial Officer)

EXHIBIT INDEX

Ex. No.	Description

10.1	2008 Non-Qualified Stock Option Plan